Exhibit 99.1

Contact: Janet Kirkley,
704-532-3318
—For Immediate Release—

Speedway Motorsports Reports Results for the Three and

Nine Months Ended September 30, 2010

CONCORD, NC (November 3, 2010) – Speedway Motorsports, Inc. (SMI) (NYSE:TRK) today reported third quarter 2010 total revenues of $123.2 million and income from continuing operations of $7.0 million or $0.16 per diluted share. Nine month 2010 total revenues were $419.3 million and income from continuing operations was $41.3 million or $0.98 per diluted share.

Fiscal 2010 results were affected by, among other factors, the following:

•	ongoing effects of challenging recessionary conditions

•	higher interest expense from senior indebtedness issued in May 2009

•	rescheduling of Texas Motor Speedway’s NASCAR Sprint Cup and Nationwide Series racing events due to poor weather in the second quarter 2010

•	a new NHRA Nationals racing event held at Charlotte Motor Speedway in the first quarter 2010

The Company’s admissions, and many event related and other revenue categories, continue to be negatively impacted by declines in consumer and corporate spending due to weak economic conditions. Also, management believes the poor weather that postponed and shortened the NASCAR Sprint Cup Series racing event at Charlotte Motor Speedway in last year’s second quarter negatively impacted attendance and other event related revenues for comparable events in the 2010 second quarter. Management has reduced many ticket prices to help foster fan support and mitigate any near-term demand weakness.

The operating results for the nine months ended September 30, 2009 reflect a sizable impairment charge pertaining to Motorsports Authentics, the Company’s merchandising joint venture with International Speedway Corporation (ISC) as further discussed below.

Third Quarter Comparison:

•	total revenues were $123.2 million in 2010 compared to $134.6 million in 2009

•	equity investee results had no impact on the Company’s results in 2010 and after tax equity investee losses were $3.2 million or $0.08 per diluted share in 2009

•	income from continuing operations was $7.0 million or $0.16 per diluted share in 2010 compared to $9.1 million or $0.21 per diluted share in 2009

•	after tax losses from discontinued operations were $535,000 or $0.01 per diluted share in 2010 compared to $1.2 million or $0.02 per diluted share in 2009

•	net income was $6.5 million or $0.15 per diluted share in 2010 compared to $7.9 million or $0.19 per diluted share in 2009

Year-to-Date Comparison:

•	total revenues were $419.3 million in 2010 compared to $460.0 million in 2009

•	equity investee results had no impact on the Company’s results in 2010 and after tax equity investee losses were $62.0 million or $1.46 per diluted share in 2009

•	income from continuing operations was $41.3 million or $0.98 per diluted share in 2010 compared to $8.4 million or $0.19 per diluted share in 2009

•	after tax losses from discontinued operations were $2.8 million or $0.06 per diluted share in 2010 compared to $3.5 million or $0.08 per diluted share in 2009

•	net income was $38.5 million or $0.92 per diluted share in 2010 compared to $4.9 million or $0.11 per diluted share in 2009

Significant 2010 Third Quarter Racing Events

•	Atlanta Motor Speedway – Labor Day weekend NASCAR Emory Healthcare 500 Sprint Cup and Great Clips 300 Nationwide Series racing events

•	Bristol Motor Speedway – NASCAR IRWIN Tools Night Race Sprint Cup, Food City 250 Nationwide, and O’Reilly Auto Parts 200 Presented by Valvoline Camping World Truck Series racing events

•	zMAX Dragway at Charlotte Motor Speedway – O’Reilly Auto Parts NHRA Nationals racing event

•	Infineon Raceway – FRAM Autolite NHRA Nationals and Indy Grand Prix of Sonoma IndyCar Series racing events

•	Kentucky Speedway – NASCAR Built Ford Tough 225 Presented by the Greater Cincinnati Ford Dealers Camping World Truck and IndyCar Kentucky Indy 300 Series racing events

•	Las Vegas Motor Speedway – NASCAR Smith’s 350 Camping World Truck Series racing event

•	New Hampshire Motor Speedway – NASCAR SYLVANIA 300 Sprint Cup and TheRaceDayRaffleSeries.com 175 Camping World Truck Series racing events

Non-GAAP Financial Information and Reconciliation

Income from continuing operations, and diluted earnings per share from continuing operations, before equity investee losses as set forth below, are non-GAAP (other than generally accepted accounting principles) financial measures presented as supplemental disclosures to income from continuing operations and diluted earnings per share from continuing operations. The following schedule reconciles those non-GAAP financial measures to their most directly comparable information presented using GAAP. Management believes such non-GAAP information is useful and meaningful to investors and helps in understanding, using and comparing the Company’s results of continuing operations separate from discontinued operations and equity investees, neither of which are expected to materially impact the Company’s future operations. Management uses the non-GAAP information to assess the Company’s continuing operations for the periods presented, analyze performance trends and make decisions regarding future operations because it believes this separate information better reflects ongoing operating results. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to net income, diluted earnings per share, or income and diluted earnings per share from continuing operations, determined in accordance with GAAP.

	Three Months Ended September 30:		Nine Months Ended September 30:
	2010	2009	2010	2009
	(in thousands, except per share amounts)
Consolidated net income using GAAP	$6,459	$7,943	$38,457	$4,879
Loss from discontinued operation	535	1,177	2,846	3,517

Consolidated income from continuing operations	6,994	9,120	41,303	8,396
Equity investee losses	—	3,239	—	62,036

Non-GAAP consolidated income from continuing operations excluding equity investee losses	$6,994	$12,359	$41,303	$70,432

Consolidated diluted earnings per share using GAAP	$0.15	$0.19	$0.92	$0.11
Loss from discontinued operation	0.01	0.02	0.06	0.08

Consolidated diluted earnings per share from continuing operations	0.16	0.21	0.98	0.19
Equity investee losses	—	0.08	—	1.46

Non-GAAP diluted earnings per share from continuing operations excluding equity investee losses	$0.16	$0.29	$0.98	$1.65

Motorsports Authentics

The Company’s nine month 2009 operating results and diluted earnings per share were significantly impacted by losses attributable to Motorsports Authentics (MA), including an impairment charge of approximately $55.6 million (with no net tax benefits). MA’s 2010 and 2009 interim results were negatively impacted by reduced discretionary spending from ongoing recessionary conditions, decreased attendance at motorsports racing events and increased competition for products sold under non-exclusive MA licenses. As previously announced, upon formation of the NASCAR Teams Licensing Trust in July 2010, MA’s operations now consist principally of trackside event souvenir merchandising as now licensed under the NASCAR Trust.

Revised 2010 Earnings Guidance

The Company revised its previous full year 2010 earnings guidance to $0.80-$1.00 per diluted share from continuing operations. This revised guidance reflects the continuing negative impact of recessionary conditions and uncertainty regarding the timing and pace of economic recovery.

Stock Repurchase Program and Dividends

During the nine months ended September 30, 2010, the Company repurchased 552,000 shares of common stock for approximately $8.5 million under its previously announced stock repurchase program. As of September 30, 2010, the Company has repurchased 3,197,000 shares since adoption of the program in April 2005, and the total number of shares available for future repurchase under the program, as currently authorized, is 803,000.

During the nine months ended September 30, 2010, the Company declared and paid cash dividends of $0.10 per share of common stock each quarter for a combined aggregate of approximately $12.6 million. On October 20, 2010, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 per share of common stock, aggregating approximately $4.2 million, payable on December 10, 2010 to shareholders of record as of November 19, 2010. The Board of Directors plans to continue to evaluate cash dividends on a quarterly basis in the future.

Comments

“Although our 2010 results reflect that tough recessionary conditions continue, the interest of current and prospective corporate marketing partners for SMI’s next season suggest they may be bottoming,” stated Marcus G. Smith, Chief Operating Officer and President of Speedway Motorsports. “We remain confident that ongoing improvements NASCAR is making to our sport continue to improve on-track racing competition and is increasing excitement for our loyal fan base. Also, in yet another innovative, industry leading first, SMI recently announced partnering with Panasonic to create the world’s largest high-definition video board that will undoubtedly revolutionize the fan experience at Charlotte Motor Speedway’s racing events. This one-of-a kind investment will provide our attending race fans with an awe-inspiring experience that cannot come close to being duplicated at home or other venues.

“SMI’s substantial long-term contracted revenue and cash flow streams have allowed us to repay significant amounts of debt in 2010, even during these challenging economic times. We continue to implement initiatives for enhancing revenues and cost containment. We believe those factors, when combined with the favorable prospects of NASCAR’s ongoing improvements to our sport, well-position SMI for renewed long-term growth as economic conditions improve.”

“We are extremely pleased to successfully realign a NASCAR Sprint Cup Series racing event to our Kentucky Speedway beginning in 2011,” stated O. Bruton Smith, Chairman and Chief Executive Officer of Speedway Motorsports. “This premium market represents a tremendous long-term growth opportunity, and we have begun expanding those facilities into a top-tier motorsports venue with great fan amenities. SMI’s solid business model of investing in highly appealing markets and venues is demonstrated by the sale of most of our NASCAR Sprint Cup and Nationwide Series event sponsorships for next year, and many for racing seasons beyond 2011. We believe more than ever that SMI’s first class venues continue to provide broadcasters and advertisers outstanding long-term promotional opportunities and significant untapped potential for earnings growth.”

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Infineon Raceway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its US Legend Cars International subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. The Company also equally owns Motorsports Authentics, a joint venture formed with International Speedway Corporation to produce, market and sell licensed motorsports merchandise. For more information, visit the Company’s website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to our future operations and financial results. There are many factors that affect future events and trends of our business including, but not limited to, economic factors, weather, the success of NASCAR and others as sanctioning bodies, the success of our Motorsports Authentics merchandising joint venture, capital projects and expansion, financing needs, and a host of other factors both within and outside of management control. These factors and other factors, including those contained in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.

Note: Speedway Motorsports will host a conference call and webcast today at 10:00 AM (ET) open to the public. To participate in the conference call, you may dial 888-735-0476 (toll-free) or 706-758-1524 (toll). The reference number is 20111262. A webcast of the call can be accessed at the Company’s website at www.speedwaymotorsports.com under “Event Calendar”. To listen to a playback of the call, you may dial 800-642-1687 or 706-645-9291 beginning at 12:00 PM (ET) November 3rd through 11:59 PM (ET) November 17th. The reference number is 20111262. Participating in the call will be Marcus G. Smith, Chief Operating Officer and President, and William R. Brooks, Vice Chairman, Chief Financial Officer and Treasurer.

Speedway Motorsports, Inc. and Subsidiaries

Selected Financial Data - Unaudited

For The Three and Nine Months Ended September 30, 2010 and 2009

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
INCOME STATEMENT DATA	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Revenues:
Admissions	$39,656	$45,834	$117,897	$139,709
Event related revenue	36,442	40,503	125,404	143,393
NASCAR broadcasting revenue	41,493	40,336	154,021	149,782
Other operating revenue	5,639	7,885	22,005	27,114

Total Revenues	123,230	134,558	419,327	459,998

Expenses and Other:
Direct expense of events	30,850	31,400	84,289	87,994
NASCAR purse and sanction fees	28,178	28,784	101,427	103,753
Other direct operating expense	4,803	6,039	17,460	20,952
General and administrative	20,490	22,086	65,981	65,493
Depreciation and amortization	13,661	13,523	40,997	40,013
Interest expense, net	12,720	13,651	39,295	31,273
Equity investee losses	—	3,239	—	62,036
Other expense (income), net	204	111	(183)	197

Total Expenses and Other	110,906	118,833	349,266	411,711

Income from Continuing Operations Before Income Taxes	12,324	15,725	70,061	48,287
Income Tax Provision	(5,330)	(6,605)	(28,758)	(39,891)

Income from Continuing Operations	6,994	9,120	41,303	8,396
Loss from Discontinued Operation, Net of Taxes	(535)	(1,177)	(2,846)	(3,517)

Net Income	$6,459	$7,943	$38,457	$4,879

Basic Earnings (Loss) Per Share (Note 1):
Continuing Operations	$0.16	$0.21	$0.98	$0.19
Discontinued Operation	(0.01)	(0.02)	(0.06)	(0.08)

Net Income	$0.15	$0.19	$0.92	$0.11

Weighted average shares outstanding	41,836	42,547	42,016	42,757

Diluted Earnings (Loss) Per Share (Note 1):
Continuing Operations	$0.16	$0.21	$0.98	$0.19
Discontinued Operation	(0.01)	(0.02)	(0.06)	(0.08)

Net Income	$0.15	$0.19	$0.92	$0.11

Weighted average shares outstanding	41,836	42,547	42,017	42,757

Note 1: Certain per share amounts were rounded so that all earnings or loss per share amounts presented on the accompanying selected financial data are additive.

Major NASCAR-sanctioned Events Held During Period	5	5	19	19

Certain Race Schedule Changes:

•	One NASCAR Sprint Cup and one Nationwide Series racing event at Texas Motor Speedway was postponed and rescheduled due to poor weather in the second quarter 2010.

•	Charlotte Motor Speedway held a new NHRA Nationals racing event in the first quarter 2010.

•

One NASCAR Sprint Cup Series race at Charlotte Motor Speedway was postponed and shortened, and pole position qualifying for a NASCAR Sprint Cup race at New Hampshire Motor Speedway was cancelled, due to poor weather in the second quarter 2009.

BALANCE SHEET DATA	9/30/2010	12/31/2009
Cash, cash equivalents and short-term investments	$113,863	$98,626
Total current assets	172,062	170,139
Property and equipment, net	1,156,551	1,179,055
Goodwill and other intangible assets, net	575,985	575,996
Total assets	1,943,859	1,969,021

Deferred race event income, net	46,420	78,566
Net liabilities of discontinued operation	11	913
Total current liabilities	103,067	116,950
Revolving credit facility borrowings	20,000	70,000
Total long-term debt	622,384	672,362
Total liabilities	1,076,739	1,120,808
Total stockholders’ equity	867,120	848,213